Exhibit 99.1

 Edgewise Therapeutics Reports First Quarter 2021 Financial Results and Recent Highlights

 – Completed successful $202.4 million Initial Public Offering (IPO); cash and marketable securities of $309.9 million as of March 31, 2021 –

– Initiated Phase 1 MAD study of EDG-5506, a small molecule drug candidate designed to arrest muscle fiber breakdown, the hallmark of ongoing disease in Duchenne and Becker muscular dystrophy (DMD and BMD) –

– Appointed Joanne Donovan, M.D., Ph.D., experienced rare disease physician, as Chief Medical Officer (CMO) –

– Published first study to describe selective elevation of circulating biomarkers of fast but not slow skeletal muscle fiber injury in patients with DMD and BMD, in Muscle & Nerve, supporting EDG-5506’s novel mechanism of action aimed at protecting injury-susceptible fast skeletal muscle fibers in DMD and BMD –

BOULDER, Colo.--(BUSINESS WIRE)--May 13, 2021--Edgewise Therapeutics, Inc., (NASDAQ: EWTX), a clinical-stage biopharmaceutical company focused on developing orally bioavailable, small molecule therapies for rare muscle disorders, today reported financial results for the first quarter 2021 and recent business highlights.

“Our successful IPO was transformative for Edgewise, providing the financial stability to advance a meaningful pipeline of novel therapeutics for severe, rare muscle disorders,” said Kevin Koch, Ph.D., President and Chief Executive Officer of Edgewise. “We continue to advance EDG-5506, our lead clinical candidate designed to protect injury-susceptible fast skeletal muscle fibers in DMD and BMD. We expect to have topline data from the Phase 1a MAD and Phase 1b BMD cohorts toward the latter half of 2021.”

Recent Highlights

Completed Successful Initial Public Offering

On March 30, 2021, Edgewise completed its IPO by selling 12,650,000 shares of its common stock, including the full exercise by the underwriters of their option to purchase 1,650,000 additional shares, at an IPO price of $16.00 per share, which was at the upper end of the offering range. Gross proceeds of the offering, before deducting the underwriting discount and commissions and other estimated offering expenses, were $202.4 million. The shares began trading on the Nasdaq Global Select Market on March 26, 2021 under the ticker symbol “EWTX.”

Continued to Advance EDG-5506 in Clinical Development

Our Phase 1 study is designed to evaluate the safety, tolerability, pharmacokinetics (PK) and pharmacodynamics of EDG-5506 in adult healthy volunteers (Phase 1a) and adults with BMD (Phase 1b). In March 2021, EDG-5506 advanced into the Multiple Ascending Dose (MAD) portion of the study, having successfully completed the Single Ascending Dose (SAD) portion of the study. The Company expects to report topline MAD data in healthy volunteers and BMD patient data later in 2021.

Published Study in Muscle & Nerve Journal and Presented Data at MDA Clinical & Scientific Conference

In March 2021, the first cross-sectional, retrospective study to describe selective elevation of fast but not slow skeletal muscle fiber injury biomarkers in the blood of patients with DMD and BMD was published in the journal Muscle & Nerve. The results build on previous reports and suggest that slow skeletal muscle fibers do not appear to leak muscle proteins associated with muscle injury and damage in DMD and BMD. The study further demonstrated that fast skeletal troponin I (TNNI2) may represent a more sensitive biomarker of muscle injury than creatine kinase (CK), particularly in the setting of BMD or older DMD patients where plasma CK is commonly lower than in young DMD patients. These data support EDG-5506’s unique mechanism of action aimed at protecting injury-susceptible fast skeletal muscle fibers in DMD and BMD.

These data were also presented in the scientific poster “Elevation of fast but not slow troponin I in the circulation of patients with Becker and Duchenne muscular dystrophy” at the MDA Clinical & Scientific Conference on March 16, 2021. The poster can be viewed on the Edgewise website at www.edgewisetx.com.

Advanced Research Programs

Edgewise has developed and characterized a library of selective fast skeletal myosin inhibitors exhibiting a broad range of pharmacological and PK properties. The Company is characterizing EDG-6289, a faster onset alternative to EDG-5506 for the treatment of muscle spasticity associated with a variety of disorders including multiple sclerosis, cerebral palsy and stroke.

As part of our EDG-002 program, Edgewise is also advancing a novel mechanism cardiac modulator for inherited hypertrophic cardiomyopathy (HCM). Preliminary preclinical studies offer evidence that the EDG-002 program has the potential to yield molecules that could become a new standard of care for the treatment of HCM.

At Edgewise, we believe that our muscle-targeted programs also offer substantial opportunities to expand into related rare diseases for which there are limited or no approved treatments.

Strengthened Engagement with Muscular Dystrophy Community

In February and March 2021, leadership presented an introduction to the Company and its plans during community webinars with the Muscular Dystrophy Association, Parent Project Muscular Dystrophy Italy and CureDuchenne. Replays of the webinars are available on the Edgewise website at www.edgewisetx.com. In February 2021, Edgewise also sponsored the Jett Foundation’s Rare Disease Day Celebration.

Strengthened Leadership: Appointed Chief Medical Officer and New Directors to the Board

In May 2021, Edgewise appointed Joanne Donovan, M.D., Ph.D., as its Chief Medical Officer (CMO), following her most recent tenure as CMO and Senior Vice President, Clinical Development at Catabasis Pharmaceuticals. Further, Edgewise appointed Badreddin Edris, Ph.D., a co-founder and strategic advisor of Edgewise, and Laura Brege, an experienced healthcare executive, to its Board of Directors in February 2021 and December 2020, respectively.

First Quarter 2021 Financial Results

Cash, cash equivalents and marketable securities were $309.9 million as of March 31, 2021, which includes gross proceeds of $202.4 million from the Company's IPO.

Research and development expenses were $5.4 million for the first quarter 2021, compared to $3.0 million for the first quarter of 2020. The increase of $2.4 million was primarily driven by $0.6 million of higher external research and development expenses related to our Phase 1 clinical trial of EDG-5506, an increase of $0.7 million related to increased drug discovery and preclinical development of our other programs and an increase of $1.0 million in employee-related costs, due largely to an increased employee headcount to support the growth of our research and development programs.

General and Administrative expenses were $1.5 million for the first quarter 2021, compared to $0.3 million for the first quarter of 2020. The increase of $1.2 million was primarily related to $0.7 million in increased employee-related costs from increased headcount and $0.5 million in increased professional and consulting costs.

Net loss and net loss per share for the first quarter of 2021 was $6.8 million, and $4.37, respectively.

On a non-GAAP basis, adjusted net loss per share for the first quarter of 2021 was $0.14 based on 49.3 million shares of the Company’s common stock outstanding as of March 31, 2021 following the closing of the Company’s IPO. A reconciliation of GAAP net loss per share to non-GAAP adjusted net loss per share can be found below.

About EDG-5506 for DMD and BMD

EDG-5506 is an orally administered small molecule designed to address the root cause of dystrophinopathies, including DMD and BMD. EDG-5506 presents a novel mechanism of action to selectively limit injurious hypercontraction stress caused by the absence of functional dystrophin. EDG-5506 has the potential to benefit a broad range of patients suffering from debilitating rare neuromuscular disorders. It can be used as a single agent therapy, but it may also provide a synergistic or additive effect in combination with available therapies and therapies currently in development.

The Phase 1 study of EDG-5506 is designed to evaluate the safety, tolerability, pharmacokinetics (PK) and pharmacodynamics of EDG-5506 in adult healthy volunteers (Phase 1a) and adults with BMD (Phase 1b). In March 2021, EDG-5506 advanced into the Multiple Ascending Dose (MAD) portion of the study, having successfully completed the Single Ascending Dose (SAD) portion of the study. The Company expects to report topline MAD data in healthy volunteers and BMD patient data, later in 2021. To learn more about this study (NCT04585464), go to clinicaltrials.gov.

About Edgewise Therapeutics

Edgewise Therapeutics is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of innovative treatments for severe, rare muscle disorders for which there is significant unmet medical need. Guided by its holistic drug discovery approach to targeting the muscle as an organ, Edgewise has combined its foundational expertise in muscle biology and small molecule engineering to build its proprietary, muscle focused drug discovery platform. Edgewise’s platform utilizes custom-built high throughput and translatable systems that measure integrated muscle function in whole organ extracts to identify small molecule precision medicines regulating key proteins in muscle tissue, initially focused on addressing rare neuromuscular and cardiac diseases. To learn more, go to: www.edgewisetx.com or follow us on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the potential of, and expectations regarding Edgewise’s drug discovery platform and product candidates including EDG-5506 and EDG- 6289; statements about the expected timing and results from Edgewise’s Phase 1 clinical trials for EDG-5506; statements regarding Edgewise’s pipeline of product candidates and programs; and statements by Edgewise’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon Edgewise’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company including the potential for Edgewise’s product candidates to cause serious adverse events; Edgewise’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates for muscular dystrophy patients or other patient populations; the timing, progress and results of preclinical studies and clinical trials for EDG-5506 and Edgewise’s other product candidates in its EDG-6289, EDG-002 and EDG-003 programs; Edgewise’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; negative impacts of the COVID-19 pandemic on Edgewise’s operations, including preclinical and clinical trials; the timing, scope and likelihood of regulatory filings and approvals; Edgewise’s ability to develop a proprietary drug discovery platform to build a pipeline of product candidates; Edgewise’s manufacturing, commercialization and marketing capabilities and strategy; the size of the market opportunity for Edgewise’s product candidates; the loss of key scientific or management personnel; competition in the industry in which Edgewise operates; Edgewise’s reliance on third parties; Edgewise’s ability to obtain and maintain intellectual property protection for its product candidates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Edgewise files from time to time with the Securities and Exchange Commission (the “SEC”). These forward-looking statements are made as of the date of this press release, and Edgewise assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Edgewise Therapeutics, Inc.
Condensed Statement of Operations
(in thousands except share and per share amounts, unaudited)

	Three months ended March 31,
	2021	2020
Operating expenses:
Research and development	$5,360	$2,967
General and administrative	1,497	281
Total operating expenses	6,857	3,248
Loss from operations	(6,857)	(3,248)
Interest income	42	63
Net loss	$(6,815)	$(3,185)
Net loss per share - basic and diluted	$(4.37)	$(7.57)
Weighted-average shares outstanding, basic and diluted	1,559,868	420,482

Edgewise Therapeutics, Inc.
Condensed Balance Sheet Data
(in thousands, unaudited)

	March 31,	December, 31
	2021	2020
Assets
Cash, cash equivalents and marketable securities	$309,871	$129,094
Other assets	1,374	2,042
Total assets	$311,245	$131,136
Liabilities, convertible preferred stock and stockholders' equity (deficit)
Liabilities	4,851	4,342
Convertible preferred stock	-	160,214
Stockholders' equity (deficit)	306,394	(33,420)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$311,245	$131,136

Edgewise Therapeutics, Inc.
Reconciliation of GAAP net loss per share to non-GAAP adjusted net loss per share
(unaudited)

Net loss	$(6,815)
Net loss per share	$(4.37)
Weighted average shares outstanding for the three months ended 3/31/2021	1,559,868
Adjustments to the denominator of the net loss per share calculation(1):
Options exercised during the period	22,514
Conversion of preferred shares	35,162,485
Issuance of shares in initial public offering	12,509,444
Shares outstanding as of 3/31/2021	49,254,311
Adjusted net loss per share	$(0.14)

(1) Adjustments reflect elimination of weighted average impact in GAAP net loss per share

Use of Non-GAAP Financial Measures

Edgewise Therapeutics has supplemented its GAAP financial measures of net loss per share with its non-GAAP measures of adjusted net loss per share. Edgewise Therapeutics believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of Edgewise Therapeutics and facilitates a potentially meaningful comparison of results for the current period with future operating results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Edgewise Therapeutics’ consolidated financial statements prepared in accordance with GAAP.

Non-GAAP financial measures used by Edgewise Therapeutics may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

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Contacts

Investors & Media
Michael Carruthers
Chief Financial Officer
ir@edgewisetx.com